                                  EXHIBIT 10.18


                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of December 29, 1999 (this "Agreement"), is entered into by and between iBIZ TECHNOLOGY CORP., a Florida corporation (the "Company"), and Globe United Holdings, Inc., a British Virgin Islands corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act;

                  WHEREAS, the Purchaser wishes to purchase, and the Company wishes to issue and sell, for an aggregate purchase price of $1,000,000 upon the terms and conditions of this Agreement, $1,000,000 aggregate principal amount (the "Debentures") of the Company's 7% Convertible Debentures which Debentures shall be in the form attached as Exhibit A, and warrants (the "Warrants") to purchase 200,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"); and

                  WHEREAS, the Debentures are convertible into shares of the Company's Common Stock on the terms set forth therein, and the Warrants (which shall be in substantially the form attached as Exhibit B) may be exercised for the purchase of Common Stock, on the terms set forth therein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.         AGREEMENT TO PURCHASE; PURCHASE PRICE

                           a. PURCHASE OF DEBENTURES. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Debentures and the Warrants for an aggregate purchase price of $1,000,000 which shall be payable on the date hereof in next day funds.

                           b. CLOSINGS. The Debentures and Warrants to be purchased by Purchaser hereunder, in definitive form, and in such denominations as

         Purchaser or its representative, if any, may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company for the account of Purchaser, against payment by the Purchaser of the aggregate purchase price of $1,000,000 therefor by wire transfer to an account of the Company, all at the offices of Laufer, Halberstain & Karish, 39 Broadway, 14th Floor, New York, New York 10006, New York time on the date hereof, or at such other time and date as Purchasers or their representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Closing Date."

       2.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO
                  INFORMATION; INDEPENDENT INVESTIGATION

                  The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

                           a. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, and (iii) able to afford the entire loss of its investment in the Debentures and Warrants.

                           b. All subsequent offers and sales of the Debentures and Warrants and the Common Stock issuable upon conversion or exercise of, or in lieu of interest payments on, the Debentures and Warrants, it shall have purchased shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

                           c. The Purchaser understands that the Debentures and the Warrants are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Debentures and the Warrants.

                           d. The Purchaser: (A) has been provided with sufficient information with respect to the business of the Company and such documents relating to the Company as the Purchaser has requested and Purchaser has carefully reviewed the same including, without limitation, the Company's Form 10-SB (the "Form 10") filed with the Securities and Exchange

         Commission on October 13, 1999 (the "Commission") as amended by Amendment No. 1 filed with the Commission on December 1, 1999 and Amendment No. 2 filed with the Commission on December 15, 1999, (B) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (C) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

                           e. The Purchaser has the requisite corporate power and authority to enter into this Agreement and the registration rights agreement, dated as of the date hereof, between the Company and the Purchaser (the "Registration Rights Agreement").

                           f. This Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser; and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

       3.       REPRESENTATIONS OF THE COMPANY

                  The Company represents and warrants to the Purchaser that:

                           a. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Company's subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Company and its subsidiaries, if any, is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole.
         Schedule 3a lists all subsidiaries of the Company and, except as noted therein, all of the outstanding capital stock of all such subsidiaries is owned of record and beneficially by the Company.

                           b. CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 26,671,380 shares are issued and outstanding. Schedule 3b sets forth all of the options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company

         (collectively, the "Derivative Securities") which are outstanding on the date hereof, including in each case (i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of shares of Common Stock of the Company into which such Derivative Securities are convertible as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof, (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities and (vi) any registration rights associated with such Derivative Securities. Schedule 3b also sets forth all registration rights associated with the Common Stock.

                           c. CONCERNING THE COMMON STOCK AND THE WARRANTS. The Debentures and Warrants, and Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures, and upon exercise of the Warrants so issued, when issued, shall be duly and validly issued, fully paid and non-assessable, will not be subject to preemptive rights and will not subject the holder thereof to personal liability by reason of being such a holder. There are currently no preemptive rights of any stockholder of the Company, as such, to acquire the Debentures or the Warrants, or the Common Stock issuable to the Purchaser pursuant to the terms of the Debentures or the Warrants.

                           d. REPORTING COMPANY STATUS. The Company files reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has duly filed all materials and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act. The Common Stock is listed and traded on the OTC Bulletin Board ("OTC"), and, except as described in Schedule 3m the Company is not aware of any pending or contemplated action or proceeding of any kind to suspend the trading of the Common Stock.

                           e. AUTHORIZED SHARES. The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect the conversion of the Debentures and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Debentures and the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Debentures and upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C.
         Section 101 et seq. (the "Bankruptcy Code"). In the event the Company becomes a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Debentures and the exercise of the Warrants. At the direction of Purchaser, the Company agrees, without cost or expense to the Purchaser, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

                           f. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement, and to issue and deliver the Debentures, the Warrants and the Common Stock issuable upon conversion of, or in lieu of interest payments on the Debentures and the exercise of the Warrants.

                           g. TRANSACTION AGREEMENTS. This Agreement, the Registration Rights Agreement, the Debentures and the Warrants (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

                           h. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or United States or foreign federal or state regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets. Except as set forth on Schedule 3(h), neither the filing of the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement nor the offering or sale of the Debentures or the Warrants as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied on or prior to the date hereof, for or relating to the registration of any shares of the Common Stock. Schedule 3(h)(1) hereto lists all material agreements and instruments to which the Company or any of its subsidiaries is a party or by which any of their properties or assets are bound.

                           i. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

                           j. SEC FILINGS. None of the reports or documents filed by the Company with the Commission contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           k. STABILIZATION. Neither the Company, nor, to the knowledge of the Company, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock.

                           l. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company's public filings with the Commission, since the filing of Amendment No. 2 to the Form 10, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results of operations of the Company.

                           m. FULL DISCLOSURE. Other than as set forth in
         Schedule 3m, there is no fact known to the Company that has not been disclosed in writing to the Purchaser (i) that could reasonably be expected to have an adverse effect upon the condition (financial or otherwise) or the earnings, business affairs, properties or assets of the Company or (ii) that could reasonably be expected to materially and adversely affect the ability of the Company to perform the obligations set forth in the Primary Documents.

                           n. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Company has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.

                           o. PATENTS AND OTHER PROPRIETARY RIGHTS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, internet domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and such business does not and would not conflict with or constitute an infringement on the rights of others.

                           p. PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of the Company. The Company is not in default in any respect under any of such franchises, permits, licenses or similar authority.

                           q. ABSENCE OF LITIGATION. Except as disclosed in the Company's public filings with the Commission, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have an adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

                           r. NO DEFAULT. Each of the Company and its subsidiaries is not in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound which default could result in a material adverse effect on the Company.

                           s. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Company's public filings with the Commission, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates that, had they existed on the date Amendment No. 2 to the Form 10 was filed, would have been required to be disclosed in the Company's Form 10 or an amendment thereto.

                           t. EMPLOYMENT MATTERS. The Company is in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA");___ no

         "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           u. INSURANCE. The Company maintains property and casualty, general liability, personal injury and other similar types of insurance that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering the Company or any of its Subsidiaries presently in force.

                           v. TAXES. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been prepared and filed in compliance with all applicable laws, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole. The Company is disputing certain tax penalties and interest thereon as set forth on Schedule 3v hereto.

                           w. FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

                           x. INTERNAL CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           y. INVESTMENT COMPANY ACT. The Company is not conducting, and will not conduct, its business in a manner which would cause it to become, an "investment company," as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

                           z. BROKERAGE FEES. Other than an amount equal to $100,000 payable by the Company as a placement fee, the Company has not incurred any liability for any consulting fees or agent's commissions in connection with the offer and sale of the transactions contemplated by this Agreement.

                           aa. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Debentures and the Warrants, (ii) the issuance of Common Stock in lieu of interest payments on the Debentures and the Warrants and (iii) the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Debentures and the Warrants, or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Debentures or the Warrants by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

                           bb. FULL DISCLOSURE. The representations and warranties of the Company set forth in this Agreement (and the schedules thereto) do not contain, any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

       4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS

                           a. TRANSFER RESTRICTIONS. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, (1) none of the Debentures, the Warrants or the Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures or upon exercise of the Warrants, have been, or are being, registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration; and (2) any sale of the Debentures, the Warrants or the Common Stock issuable upon conversion or exchange thereof (the "Securities") made in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms of said Rule. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Debentures and the Warrants.

                           b. RESTRICTIVE LEGEND. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company that such registration shall no longer be required, such Securities shall bear a restrictive legend in substantially the following form:

                  THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

                           c. FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings.

                           d. NASDAQ LISTING. The Company undertakes and agrees that it will file an application with the NASDAQ market within 30 days after meeting the criteria required by the NASD Bylaws for listing to list the Company's Common Stock (including, but not limited to, all of the shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures, and upon exercise of the Warrants) on the NASDAQ Small-Cap Market. The Company further agrees and covenants that, once the Company's Common Stock becomes listed on the NASDAQ Small-Cap Market it will not seek to have the trading of its Common Stock through the NASDAQ Small-Cap Market suspended or terminated, will use its best efforts to maintain its eligibility for trading on the NASDAQ Small-Cap Market (including, the filing of a listing application with NASDAQ to list all of the shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures and upon the exercise of the Warrants) and, if such trading of its Common Stock is suspended or terminated, will use its best efforts to requalify its Common Stock or otherwise cause such trading to resume.

                           e. REPORTING STATUS. So long as the Purchaser beneficially owns any of the Securities or any Debentures and any shares of Common Stock issuable upon conversion thereof (collectively with the Securities, the "Collective Securities"), the Company shall timely file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                           f. STATE SECURITIES FILINGS. The Company shall from time to time promptly take such action as the Purchaser or any of its representatives, if applicable, may request to qualify the Collective Securities for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein.

                           g. USE OF PROCEEDS. The Company will use all of the net proceeds from the issuance of the Debentures and the Warrants to make investments in the Company's subsidiaries and for working capital.

                           h. RESERVATION OF COMMON STOCK. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Debentures and the exercise of the Warrants. The Company will use its best efforts at all times to maintain a number of shares of Common Stock so reserved for issuance that is no less than two (2) times the maximum number that could be issuable upon the conversion of the Debentures and the exercise in full of the Warrants.

                           i. SALES OF ADDITIONAL SHARES. The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of its capital stock or any security or other instrument convertible into or exchangeable for shares of Common Stock, in each case for a period commencing on the date hereof and ending on the earlier of (i) one hundred eighty (180) days after the date on which a registration statement relating to Common Stock issuable upon conversion of any of the Warrants and the Debentures, is declared effective by the Securities and Exchange Commission or (ii) the date on which Purchaser shall have converted all of the Debentures into Common Stock (the "Lock-Up Period"), except that the Company (i) may issue securities for the aggregate consideration of at least $7.5 million in connection with a bona fide, firm commitment, underwritten public offering under the Securities Act; and (ii) may issue shares of Common Stock upon the exercise or conversion of currently outstanding options, warrants and other convertible securities; (iii) may issue options to purchase up to 1,000,000 shares of its Common Stock to its directors, officers and employees in connection with its existing stock option plans. In addition, the Company agrees that it will not cause any shares of its capital stock that are issued in connection with a transaction of the type contemplated by such clause (or upon the conversion or exercise of other securities that are issued in connection with such transaction) or that were issued in connection with any financing, acquisition or other transaction that occurred prior to the date of this agreement to be covered by a registration statement that is declared effective by the Commission until the later to occur of (A) the expiration of the Lock-Up Period or (B) the registration statement filed by the Company pursuant to its obligations under the Registration Rights Agreement has been effective under the Securities Act for a period of at least one-hundred and eighty (180) days.

                           j. RIGHT OF FIRST REFUSAL. Subject to Section 4(i), if during the 18 month period following the Lock-Up Period the Company shall desire to sell, offer to sell, contract to sell or otherwise dispose of any shares of its capital stock or any security or other instrument convertible into or exchangeable for shares of Common Stock (collectively, the "Offered Securities") to a prospective investor (the "Prospective Investor"), the Company shall notify (the "Offer Notice") the Purchasers in accordance with Section 11 hereof of the terms (the "Third Party Terms") on which the Company proposes to sell, contract to sell or otherwise dispose of the Offered Securities to the Prospective Investor. If, within the 5 business day period following the Purchaser's receipt of the Offer Notice, the Purchaser desires to purchase all and not less than all of the Offered Securities on the Third Party Terms, the Company shall be required to sell the Offered Securities (or any portion thereof so desired by the Purchasers) to the Purchaser and the Company shall not be permitted to sell such Offered Securities to the Prospective Investor.

                           k. ADDITIONAL REGISTRATION STATEMENTS. At any time during the period ending on the first date that follows a period of 180 consecutive days following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) during which there has been no Blackout Event (as defined in the Registration Rights Agreement) relating to such Registration Statement, the Company agrees that it will not cause any registration statement (other than the Registration Statement) to be declared effective by the Commission.

                           l. STOCKHOLDER APPROVAL. The Company agrees to use its best efforts (including obtaining any vote of its stockholders required by applicable law or Nasdaq Bylaws) to authorize and approve the issuance of the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants, to the extent that such conversion or issuance results in the issuance of 20% or more of the Company's outstanding Common Stock; provided, however, that the failure to obtain any such stockholder approval shall not limit any of Purchaser's rights hereunder or pursuant to any Primary Document.

                           m. OWNERSHIP. At no time shall the Purchaser
         (including its officers, directors and affiliates) maintain in the aggregate beneficial ownership (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) of shares of Common Stock in excess of 4.9% of the Company's outstanding Common Stock unless the Purchaser gives the Company at least sixty-one days notice that it intends to increase its ownership percentage.

                           n. RETURN OF DEBENTURES ON CONVERSION AND WARRANTS ON EXERCISE. (i) Upon any conversion by Purchaser of less than all of the aggregate principal amount of Debentures then outstanding, the Company shall issue and deliver to Purchaser within three (3) days of the Conversion Date (as defined herein), a new certificate or certificates for, as applicable, the total principal amount of Debentures which Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by Purchaser).

                           (ii) Upon any partial exercise by Purchaser of Warrants, the Company shall issue and deliver to Purchaser within three
         (3) days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted shares of Common Stock covered thereby, in accordance with the terms thereof.

                           o. REPLACEMENT DEBENTURES AND STOCK PURCHASE
         WARRANTS. (i) The certificate(s) representing the Debentures held by Purchaser shall be exchangeable, at the option of Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate principal amount of Debentures, as requested by Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                           (ii) The Warrants will be exchangeable, at the option of Purchaser, at any time and from time to time at the office of the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

                           p. DIVIDENDS OR DISTRIBUTIONS; PURCHASES OF EQUITY SECURITIES. So long as any portion of the Warrants or the Debentures remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or equity security of the Company.

                           q. NO SENIOR INDEBTEDNESS. Other than indebtedness relating to a credit line in the aggregate principal amount not in excess of $1,000,000, until the expiration of the Lock-up Period, the Company agrees that neither the Company nor any direct or indirect subsidiary of the Company shall create, incur, assume, guarantee, secure or in any manner become liable in respect of any indebtedness, or permit any liens, claims or encumbrances to exist against the Company or any direct or indirect subsidiary of the Company or any of their assets, unless junior to the Debentures in all respects.

                           r. NO AMENDMENT OF CURRENTLY OUTSTANDING DEBENTURES. So long as any portion of the Debentures or the Warrants remain outstanding, the Company covenants and agrees that the Company shall not, without the consent of the Purchaser, amend any of the terms of any currently outstanding debentures.

       5.       TRANSFER AGENT INSTRUCTIONS

                           a. The Company warrants that no instruction, other than the instructions referred to in this Section 5 hereof prior to the registration and sale under the Securities Act of the Common Stock issuable upon conversion of the

         Debentures or upon exercise of the Warrants, will be given by the Company to the transfer agent and that the shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, the Debentures or upon exercise of the Warrants, shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Collective Securities. If the Purchaser provides the Company with an opinion of counsel that registration of a resale by the Purchaser of any of the Collective Securities in accordance with Section 4(a) of this Agreement is not required under the Securities Act, the Company shall permit the transfer of the Collective Securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by the Purchaser.

                           b. Purchaser shall exercise its right to convert the Debentures or to exercise the Warrants, by faxing an executed and completed Notice of Conversion or Form of Election to Purchase, as applicable, to the Company, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the related original certificates representing the Debentures) or Form of Election to Purchase (and the related original Warrants) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion or Form of Election to Purchase is faxed in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of any Debentures or upon exercise of any Warrants (together with the certificates representing the Debentures not so converted or the Warrants not so exercised) to the Purchaser via express courier as soon as practicable, but in all events no later than three (3) business days of the Conversion Date relating to Debentures or Warrants (each such delivery date, together with the Interest Delivery Date referred to in paragraph c below, is referred to herein as a "Delivery Date"). For purposes of this Agreement, any conversion of the Debentures or the exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

                           c. The Company will transmit the certificates representing the Common Stock issuable in lieu of any dividends payable on any Debentures, to the Purchaser via express courier as soon as practicable, but in all events no later than three (3) business days after the interest (or dividend) payment date applicable to which such Common Stock is delivered (the "Interest Delivery Date").

                           d. In lieu of delivering physical certificates representing the Common Stock issuable upon the conversion of, or in lieu of interest payments (or dividends) on, the Debentures, or upon the exercise of the Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company (" DTC ") Fast Automated Securities Transfer program, on the written request of the Purchaser, who shall have previously instructed the Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

                           e. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay to the Purchaser for late issuance of Common Stock upon conversion of, or in lieu of interest payments (or dividend payments) on, the Debentures, or upon exercise of the Warrants, the sum of $1,000 per day for each (i) 10,000 shares of Common Stock purchased upon the exercise of Warrants, or (ii) 10,000 shares of Common Stock purchased upon conversion of Debentures. The Company shall pay any payments that are payable to the Purchaser pursuant to this Section 5 in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to so issue and deliver Common Stock to the Purchaser. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Notice of Conversion or Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Form of Election to Purchase. For purposes of this Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

       6. CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE DEBENTURES AND WARRANTS

                  The Purchaser understands that the Company's obligation to issue the Debentures and the Warrants on the Closing Date to the Purchaser pursuant to this Agreement is conditioned upon:

                           a. The accuracy on the Closing Date of the representations and warranties of the Purchaser contained in this Agreement as if made on the

         Closing Date and the performance by the Purchasers on or before the Closing Date of all covenants and agreements of the Purchasers required to be performed on or before the Closing Date.

                           b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

       7. CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE THE DEBENTURES AND THE WARRANTS

                  The Company understands that the Purchaser's obligation to purchase the Debentures and the Warrants on the Closing Date is conditioned upon:

                           a. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date.

                           b. On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company, dated the Closing Date, in substantially the form as attached in Exhibit D.

                           c. The Company shall have executed and delivered to the Purchaser (i) a signed counterpart to the Registration Rights Agreement, (ii) the Debentures and (iii) the Warrants.

                           d. On the Closing Date, the Purchaser shall have received a certificate executed by the President or the Chairman of the Company and by the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement on or before the Closing Date.

                           e. On the Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

                           f. On or prior to the Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange, NASDAQ or the NASDAQ Bulletin Board; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the judgment of the Purchasers, makes it impracticable or inadvisable to proceed with the purchase of the Debentures and the Warrants on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.

                           g. The Company shall have delivered to the Purchaser reimbursement of the Purchaser's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement (including fees and disbursements of the Purchaser's legal counsel in an amount not to exceed $17,500).

       8.         INDEMNIFICATION

                  A.       Indemnification of Purchaser by the Company.

                  The Company hereby agrees to indemnify and hold harmless the Purchaser, its affiliates and their respective officers, directors, partners, shareholders, employees and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

                  1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                  2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

                  B.       Indemnification of the Company by Purchaser.

                  Purchaser hereby agrees to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), to the extent arising out of or in connection with any breach of any of Purchaser's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Purchaser pursuant to this Agreement.

                  C. Third Party Claims. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section 8 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 8 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified

         Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                  D.       Other Claims.

                  In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

       9.         EXPENSES

                  The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Purchaser's counsel in connection with the issuance of the Collective Securities payable on the Closing Date (not to exceed $17,500), (b) all expenses in connection with registration or qualification of the Collective Securities for offering and sale under state securities laws as provided in
Section 4(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including the fees and disbursements of the Company's counsel, accountants and other professional advisors, if any. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Collective Securities are not delivered to the Purchaser on the terms and conditions set forth herein, the Company shall reimburse the Purchaser for any out-of-pocket expenses incurred in making preparations for the purchase, sale and delivery of the Collective Securities not so delivered.

       10.        GOVERNING LAW; MISCELLANEOUS

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Warrants and the Debentures. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

       11.        NOTICES

                  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

                  COMPANY:         iBiz Technology Corp
                                   1919 West Lone Cactus
                                   Phoenix, Arizona 85021
                                   Att.: Kenneth W. Schilling, President
                                   Tel.: 623-492-9200
                                   Fax: 623-492-9921

                                   WITH A COPY TO:
                                   Gammage & Burnham
                                   Two North Central Avenue, Suite 1800
                                   Phoenix, AZ 85004

                                   Att: Steven Boatwright, Esq.
                                   Tel.: 602-256-4439
                                   Fax: 602-256-4475

                  PURCHASER:       Globe United Holdings, Inc.
                                   Akara Building
                                   Wickhams Cay #1
                                   Road Town Tortola
                                   British Virgin Islands

                                   WITH A COPY TO:
                                   Laufer Halberstam & Karish
                                   39 Broadway, 14th Floor
                                   New York, New York 10006
                                   Attn: Michael J. Halberstam, Esq.
                                   Tel.: (212) 422-8500
                                   Fax: (212) 422-9038
12.      SURVIVAL

                  The agreements, covenants representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder.

                  IN WITNESS WHEREOF, this Securities Purchase Agreement has been duly executed by each of the undersigned.

                                                        iBIZ TECHNOLOGY CORP

                                                        By:_____________________
                                                                Kenneth Shilling
                                                                       President


                                                     GLOBE UNITED HOLDINGS, INC.

                                                        By:_____________________
                                                     Title:    Authorized Person

                                  EXHIBIT INDEX

        EXHIBIT A                          FORM OF DEBENTURE
        EXHIBIT B                          FORM OF WARRANTS
        EXHIBIT C                          FORM OF REGISTRATION RIGHTS
                                           AGREEMENT
        EXHIBIT D                          OPINION OF COUNSEL